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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

            We consent to the incorporation by reference in this Annual Report (Form 10-K) of Simon Property Group, Inc. of our reports dated February 28, 2013 with respect to the consolidated financial statements of Simon Property Group, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Simon Property Group, Inc. and Subsidiaries, included in the 2012 Annual Report to Stockholders of Simon Property Group, Inc.

            Our audits also included the financial statement schedule of Simon Property Group, Inc. and Subsidiaries listed in Item 15. This schedule is the responsibility of Simon Property Group, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 28, 2013, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

            We consent to the incorporation by reference in the following Registration Statements:

    (1)
    Registration Statement (Form S-3 No. 333-179874) of Simon Property Group, Inc.;

    (2)
    Registration Statement (Form S-4 No. 333-118427) of Simon Property Group, Inc;

    (3)
    Registration Statements (Form S-8 Nos. 333-64313, 333-101185 and 333-183213) pertaining to the Simon Property Group 1998 Stock Incentive Plan;

    (4)
    Registration Statement (Form S-8 No. 333-82471) pertaining to the Simon Property Group and Adopting Entities Matching Savings Plan; and

    (5)
    Registration Statement (Form S-8 No. 333-63919) pertaining to the Corporate Property Investors, Inc. and Corporate Realty Consultants, Inc. Employee Share Purchase Plan;

of our reports dated February 28, 2013 with respect to the consolidated financial statements of Simon Property Group, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Simon Property Group, Inc. and Subsidiaries, both incorporated by reference herein, and our report included in the preceding paragraph with respect to the financial statement schedule of Simon Property Group, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Simon Property Group, Inc. for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP
Indianapolis, Indiana February 28, 2013

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Consent of Independent Registered Public Accounting Firm